May 13, 2014

Investors Capital Holdings, Ltd.

Six Kimball Lane, Suite 150

Lynnfield, Massachusetts 01940

Ladies and Gentlemen:

We have acted as special counsel to Investors Capital Holdings, Ltd., a Delaware corporation (the “Company”), in connection with the proposed merger (the “Merger”) of the Company with and into Zoe Acquisition, LLC, a Delaware limited liability company (“Merger Sub”), a wholly owned subsidiary of RCS Capital Corporation, a Delaware corporation (“Parent”), with Merger Sub surviving the Merger, pursuant to the Agreement and Plan of Reorganization, dated as of October 27, 2013, as amended, entered into by and among Parent, Merger Sub and the Company (the “Agreement”). This opinion is being rendered in connection with the proxy statement/prospectus included in the registration statement on Form S-4 initially filed by Parent with the Securities and Exchange Commission (the “Commission”) on March 25, 2014 with respect to the Merger (as amended or supplemented through the date hereof, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

In rendering this opinion, we have examined and relied upon the accuracy and completeness of the facts, information, covenants and representations contained in originals or copies, certified or otherwise identified to our satisfaction, of the Agreement, the Registration Statement, the proxy statement/prospectus contained therein (as amended or supplemented through the date hereof), and such other documents and records as we have deemed necessary and relevant for purposes of this opinion. In addition, we have expressly assumed that (i) the transaction will be consummated in accordance with the provisions of the Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party), (ii) the statements concerning the transaction and the parties thereto set forth in the Agreement are true, complete, and correct, and the Registration Statement is true, complete and correct, (iii) the factual statements and representations made to us by officers of Company and Parent are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the Effective Time, (iv) any such statements and representations made to us by officers of Company and Parent “to the knowledge of” any person or similarly qualified are and will be true, complete and correct without such qualification, and (v) Company and Parent will treat the Merger for United States federal income tax purposes in a manner consistent with the opinion set forth below. If any statements contained in the Agreement are not true and accurate, or if any representations made to us are not true and accurate, then we express no opinion to the extent the subject matter of this opinion is affected thereby. We have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein.

This opinion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, pertinent judicial authorities, published pronouncements of the Internal Revenue Service and such other authorities as we have considered necessary and relevant. There can be no assurance that the legal authorities upon which this opinion is based will not be modified, revoked, supplemented, amended, revised, reversed or overruled. We assume no obligation to update or supplement this opinion to reflect changes in such legal authorities.

Based on the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Merger, when consummated in accordance with the terms of the Agreement and Registration Statement, will qualify as a reorganization within the meaning of Section 368(a) of the Code.

Our opinion is limited to the foregoing federal income tax characterization of the Merger, which is the only matter as to which you have requested our opinion. We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Registration Statement other than the opinion specifically set forth herein. This opinion is being furnished solely for the benefit of Company and its stockholders in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. Although this opinion represents our best legal judgment, it has no binding effect or official status of any kind, and no assurance can be given that contrary positions will not be taken by the Internal Revenue Service or a court considering the issues. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise Company of the subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.

We hereby consent to the filing of this opinion with the Commission as Exhibit 8.2 to the Registration Statement and to the use of our name under the captions “Material U.S. Federal Income Tax Consequences of the Merger” in the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

Bracewell & Giuliani LLP